PACIFIC MERCANTILE BANCORP

VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The PMB board of directors has approved the merger agreement and the transactions contemplated thereby and recommends that you vote "FOR" the PMB merger proposal, "FOR" the PMB NEO compensation proposal and "FOR" the PMB adjournment proposal.

	For	Against	Abstain
1. PMB Merger Proposal. To approve the principal terms of the Agreement and Plan of Merger, dated as of March 22, 2021, by and between Banc of California, Inc. and PMB, as such agreement may be amended from time to time, a copy of which is attached as Appendix A to this joint proxy statement/prospectus;	☐	☐	☐
2. PMB NEO Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation to be paid to the named executive officers of PMB in connection with the merger; and	☐	☐	☐
3. PMB Adjournment Proposal. To approve one or more adjournments of the PMB special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the PMB special meeting to approve the PMB merger proposal or the PMB NEO compensation proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 5 0 4 5 8 0 +

03GJVB

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.
The material is available at: www.edocumentview.com/PMBC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PACIFIC MERCANTILE BANCORP

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — June 23, 2021

Brad R. Dinsmore and Curt A. Christianssen, and each of them individually, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Pacific Mercantile Bancorp to be held on June 23, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the PMB merger proposal, "FOR" the PMB NEO compensation proposal and "FOR" the PMB adjournment proposal..

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements.

(Items to be voted appear on reverse side)

PACIFIC MERCANTILE BANCORP

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_______

MR A SAMPLE
DESIGNATION (IF ANY)
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C123456789

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 8:00 A.M., Pacific Time, on June 23, 2021.

Online
Go to www.envisionreports.com/PMBC or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PMBC

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The PMB board of directors has approved the merger agreement and the transactions contemplated thereby and recommends that you vote "FOR" the PMB merger proposal, "FOR" the PMB NEO compensation proposal and "FOR" the PMB adjournment proposal.

	For	Against	Abstain
1. PMB Merger Proposal. To approve the principal terms of the Agreement and Plan of Merger, dated as of March 22, 2021, by and between Banc of California, Inc. and PMB, as such agreement may be amended from time to time, a copy of which is attached as Appendix A to this joint proxy statement/prospectus;	☐	☐	☐
2. PMB NEO Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation to be paid to the named executive officers of PMB in connection with the merger; and	☐	☐	☐
3. PMB Adjournment Proposal. To approve one or more adjournments of the PMB special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies if there are insufficient votes at the time of the PMB special meeting to approve the PMB merger proposal or the PMB NEO compensation proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 5 0 4 5 8 0

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03GJUC

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.
The material is available at: www.envisionreports.com/PMBC

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PMBC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PACIFIC MERCANTILE BANCORP

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Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — June 23, 2021

Brad R. Dinsmore and Curt A. Christianssen, and each of them individually, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Pacific Mercantile Bancorp to be held on June 23, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the PMB merger proposal, "FOR" the PMB NEO compensation proposal and "FOR" the PMB adjournment proposal..

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

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